EXHIBIT 3.(i).1

                            ARTICLES OF INCORPORATION
                                       OF
                     EYE SPY SURVEILLANCE SYSTEMS PLUS, INC.

     The undersigned subscriber to these Articles of Incorporation, a natural person competent to contract, hereby forms a corporation under the laws of the State of Florida.

                                 ARTICLE I. NAME

     The name of the corporation shall be: EYE SPY SURVEILLANCE SYSTEMS PLUS, INC. The principal place of business of this corporation shall be 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33408.

                         ARTICLE II. NATURE OF BUSINESS

     This corporation may engage or transact in any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, country, territory or nation.

                           ARTICLE III. CAPITAL STOCK

     The maximum number of shares of stock that this corporation is authorized to have outstanding at any one time is 10,000,000 share of common stock having a par value of $.0001 per share.

                               ARTICLE IV. ADDRESS

     The street address of the initial registered office of the corporation shall be 265 Sunrise Avenue, Suite 204, Palm Beach, Florida 33480, and the name of the registered agent of the corporation at that address is Donald F. Mintmire.

                          ARTICLE V. TERM OF EXISTENCE

     This corporation is to exist perpetually.

                              ARTICLE VI. DIRECTORS

     This corporation shall have no Directors, initially. The affairs of the Corporation will be managed by the shareholders until such time Directors are designated as provided by the Bylaws.



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                            ARTICLE VII. INCORPORATOR

     The name and street address of the incorporator to these Articles of Incorporation is:


                     Donald F. Mintmire, Esq.
                     265 Sunrise Avenue
                     Suite 204
                     Palm Beach, Florida 33480

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal on this 15 day of March, 1996.



                                                /s/ Donald F. Mintmire
                                                -------------------------------
                                                Donald F. Mintmire


STATE OF FLORIDA            )
                            )         SS:
COUNTY OF PALM BEACH        )

     The foregoing instrument was acknowledged before me this 15 day of March, 1996, by DONALD F. MINTMIRE, who is personally known to me, and who did not take an oath.

                                                /s/ Cynthia Sutherland
                                                -------------------------------
                                                Notary Public




     Donald F. Mintmire having been designated to act as Registered Agent hereby agrees to act in this capacity.



                                                 /s/ Donald F. Mintmire
                                                 -------------------------------
                                                 Donald F. Mintmire